FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      Current Report Pursuant to Section 13
                     of the Securities Exchange Act of 1934

          Date of Report (Date Earliest Event reported) - July 22, 2004

                               CB BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

              Hawaii                                      99-0197163
     (State of Incorporation)                 (IRS Employer Identification No.)

                   201 Merchant Street, Honolulu, Hawaii 96813
                    (Address of principal executive offices)

                                 (808) 535-2500
                         (Registrant's Telephone Number)

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Item 5. Other Events and Regulation FD Disclosure

      On July 21, 2004, CB Bancshares, Inc. (the "Company") issued a press release announcing the Company's results of operations for the second quarter ended June 30, 2004. The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.

      The earnings release includes non-GAAP financial measures which management believes provide meaningful information regarding the Company's operating performance and facilitate management's comparisons to the Company's historical operating results. The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company's historical operating results.

      These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Item 7. Financial Statements and Exhibits

      (c)   Exhibits:

      Exhibit
      Number       Description
      ------       -----------

       99.1        Press release issued by CB Bancshares, Inc. on July 21, 2004

Item 12. Results of Operations and Financial Condition

      On July 21, 2004, the Company issued a press release announcing the Company's results of operations for the second quarter ended June 30, 2004 (attached as Exhibit 99.1).

      The earnings release includes non-GAAP financial measures which management believes provide meaningful information regarding the Company's operating performance and facilitate management's comparisons to the Company's historical operating results. The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company's historical operating results.

      These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 22, 2004                        CB Bancshares, Inc.

                                           By: /s/ Dean K. Hirata
                                               ---------------------------------
                                               Dean K. Hirata
                                               Senior Vice President and
                                                 Chief Financial Officer
                                                   (principal financial officer)